EXHIBIT 99.1

Dime Community Bancshares Declares Quarterly Cash Dividend for

Series A Preferred Stock

Hauppauge, NY – July 29, 2021 – Dime Community Bancshares, Inc. (Nasdaq: DCOM and DCOMP) (the “Company”) announced that its Board of Directors has declared a quarterly cash dividend of $0.34375 per share on the Company’s 5.50% Fixed-Rate Non-Cumulative Perpetual Preferred Stock, Series A, payable on August 15, 2021 to holders of record as of August 6, 2021.

ABOUT DIME COMMUNITY BANCSHARES, INC.

Dime Community Bancshares, Inc. is the holding company for Dime Community Bank, a New York State-chartered trust company with approximately $13 billion in assets and the number one deposit market share among community banks on Greater Long Island (1).

Dime Community Bancshares, Inc.
Investor Relations Contact:
Avinash Reddy
Senior Executive Vice President – Chief Financial Officer
Phone: 718-782-6200; Ext. 5909
Email: avinash.reddy@dime.com

 ¹ Aggregate deposit market share for Kings, Queens, Nassau & Suffolk counties for community banks with less than $20 billion in assets.